SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   --------

      Date of Report (Date of earliest event reported): October 18, 2002
                              (October 15, 2002)

                              FEDDERS CORPORATION
              (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   1-8831                   22-2572390
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
         of Incorporation)                                 Identification No.)

                             505 Martinsville Road
                     Liberty Corner, New Jersey 07938-0813
             (Address of Principal Executive Offices and Zip Code)
                                (908) 604-8686
             (Registrant's telephone number, including area code)

Item 5. Other events.

     Fedders Corporation issued a press release on October 15, 2002 announcing its financial results for the fiscal year ended August 31, 2002.

     A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)  The following is filed as an Exhibit to this Report:


Exhibit Number    Description
--------------    ----------------------------------
        99        Press Release dated October 15, 2002.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FEDDERS CORPORATION

                                           By:/s/ Kent E. Hansen
                                              -------------------------------
                                              Kent E. Hansen
                                              Executive Vice President and
                                              Secretary

Dated:  October 18, 2002




                                 EXHIBIT INDEX


Exhibit Number             Description
----------------------------------------------------
      99                   Press Release dated October 15, 2002.



Exhibit 99


FEDDERS ANNOUNCES FISCAL YEAR 2002 RESULTS,
IMPROVEMENT IN OPERATING RESULTS


LIBERTY CORNER, NJ - October 15, 2002 - Fedders Corporation (NYSE: FJC), a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products, today reported sales of $373.7 million for the fiscal year ended August 31, 2002, compared to $405.7 million in the prior fiscal year. The 7.9% decline in sales was primarily due to lower sales in all categories due to the weak global economic environment.

Despite the lower sales, the company posted solid improvements in operating results, attributable to the restructuring plan enacted a year ago. Gross profit margins improved to 22.2% in fiscal 2002 compared to 16.9% in fiscal 2001. Operating income improved to $20.3 million from an operating loss in 2001 of $15.0 million which included $24.9 million in restructuring and other charges. Net income in fiscal 2002 improved to $8.0 million, or 25 cents per diluted share and included a benefit from a decrease in accrued tax liabilities of $6.0 million compared to a loss in fiscal 2001 of $22.5 million, or 71 cents per diluted share.

Adjusted EBITDA improved to $35.1 million in fiscal 2002 from $24.7 million in the previous year. Cash at year-end also improved from $51.2 million at the end of fiscal 2001 to $67.4 million at August 31, 2002, which included a federal tax refund of $8.3 million received in the fourth quarter.


Fourth Quarter Fiscal 2002 Results

For the fourth quarter ended August 31, 2002, sales were $91.8 million compared to $90.7 million in the previous year's quarter. The slight improvement in sales was a result of favorable seasonal weather in North America, which boosted sales of room air conditioners and helped reduce industry inventory following the two previous cool summers. Sales for the quarter were affected by a continuation of reduced demand in all other product categories.

Operating income for the fiscal 2002 fourth quarter was $1.5 million compared to an operating loss of $27.9 million in the prior year quarter, which included $24.9 million in restructuring and other charges. Net income for the quarter was $4.3 million or 13 cents per share which included the $6.0 million decrease in accrued tax liabilities, compared to a net loss of $21.6 million or 70 cents per diluted share in the fiscal 2001 fourth quarter.

Adjusted EBITDA for the quarter was $5.2 million compared to $423 thousand in the prior year quarter.


Highlights of Fedders Corporation for fiscal year 2002 included:

         o  Sales of $373.7 million.
         o  Gross profit margins of 22.2%
         o  Operating income of $20.3 million.
         o Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $35.1 million.
         o  Cash at August 31, 2002 of $67.4
         o In October 2001, the company entered into a joint venture with Voltas Limited, India's premier air conditioning and engineering services company, to produce room air conditioners in India.
         o In October 2001, the company acquired an air conditioner manufacturing operation in Shanghai, China.
         o In November 2001, the company's subsidiary, Melcor Corporation, formed a joint venture with Quanzhou Hua Yu Electrical Component Factory to manufacture thermoelectric modules in China.
         o In January 2002, the company's Rotorex subsidiary and Dong Fang Electromechanical entered into an agreement to form a joint venture to manufacture rotary compressors for air conditioners, in Xi'an, China.
         o In February 2002, the company's Indoor Air Quality division signed an agreement to lease a facility in Suzhou Industrial Park in Suzhou, China, to manufacture residential, commercial and industrial air cleaner products.

This news release includes forward-looking statements that are covered under the "Safe-Harbor" clause of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current expectations and assumptions. Actual results could differ materially from those currently anticipated as a result of known and unknown risks and uncertainties including, but not limited to, weather and economic, political, market and industry conditions and reliance on key customers. Such factors are described in Fedders' SEC filings, including its most recently filed annual report on Form 10-K. The company disclaims any obligation to update any forward-looking statements to incorporate developments occurring after release of announcement.




FEDDERS CORPORATION
RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED AUGUST 31,2002 AND 2001 (amounts in thousands, except per share data)


Fourth Quarter (unaudited)                             2002              2001

Net sales                                          $ 91,836          $ 90,707
Operating income (loss)                               1,547           (27,894)
Net income (loss)                                     4,334           (21,591)
Earnings (loss) per share:
 Basic and diluted                                     0.13             (0.70)
Weighted average shares outstanding:
  Basic                                              32,429            30,961
  Diluted                                            32,429            30,961
Adjusted EBITDA (1) (2) (3)                           5,188               423


Fiscal Year (unaudited)                                2002              2001

Net sales                                          $373,702          $405,697
Operating income (loss)                              20,339           (15,045)
Net income (loss)                                     8,009           (22,453)
Earnings (loss) per share:
  Basic and diluted                                $   0.25          $  (0.71)
Weighted average shares outstanding:
  Basic                                              31,492            31,808
  Diluted                                            31,494            31,808
Adjusted EBITDA (2) (4) (5)                          35,144            24,746


Cash                                               $ 67,379          $ 51,192
Accounts receivable, net                             31,768            24,703
Inventories, net                                     48,580            72,746
Accounts payable                                     41,888            40,689
Long-term debt, including current portion           167,131           168,455
Short-term notes                                      9,829             7,470



FEDDERS CORPORATION - CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED AUGUST 31, 2002 AND 2001
(amounts in thousands, except per share data)


FOURTH QUARTER                                                   2002               %              2001              %

Net sales                                                     $ 91,836            100.0          $ 90,707          100.0
Costs and expenses:
 Cost of sales                                                  74,923             81.6            82,951           91.4
 Selling, general and
  administrative expense                                        15,763             17.2            26,703           29.4
 Restructuring and special charges                                (397)            (0.4)            8,947            9.9
Total costs and expenses                                        90,289             98.3           118,601          130.8

Operating income (loss)                                          1,547              1.7           (27,894)         (30.8)

Interest expense, net                                           (4,203)            (4.6)           (4,182)          (4.6)
Partners' net interest
  in joint venture results                                         293              0.3               302            0.3
Other expense                                                     (106)            (0.1)             (213)          (0.2)

Loss before income taxes                                        (2,469)            (2.7)          (31,987)         (35.3)

Benefit for income taxes                                        (6,803)                           (10,396)

Net income (loss)                                                4,334              4.7           (21,591)         (23.8)

Basic and diluted earnings per share                          $   0.13                           $  (0.70)

Weighted average number of shares outstanding:
  Basic                                                         32,429                             30,961
  Diluted                                                       32,429                             30,961


Loss before income taxes                                      $ (2,469)                         $ (31,987)
Depreciation and amortization (6)                                3,851                              3,638
Interest expense                                                 4,203                              4,182
Other non-recurring charges (1)(2)(3)                             (397)                            24,590
Adjusted EBITDA                                                  5,188                                423



FISCAL YEAR                                                     2002               %              2001              %

Net sales                                                     $373,702            100.0          $405,697          100.0
Costs and expenses:
 Cost of sales                                                 290,652             77.8           336,997           83.1
 Selling, general and
  administrative expense                                        63,108             16.9            74,798           18.4
 Restructuring and special charges                                (397)            (0.1)            8,947            2.2
Total costs and expenses                                       353,363             94.6           420,742          103.7


Operating income (expense)                                      20,339              5.4           (15,045)          (3.7)

Interest expense, net                                          (18,617)            (5.0)          (17,845)          (4.4)
Partners' net interest
  in joint venture results                                         713              0.2              (160)          (0.0)
Other income (expense)                                             541              0.1              (213)          (0.1)

Income (loss) before income taxes                                2,976              0.8           (33,263)          (8.2)

Benefit for income taxes                                        (5,033)                           (10,810)

Net income (loss)                                                8,009              2.1           (22,453)          (5.5)

Basic and diluted earnings per share                          $   0.25                           $  (0.71)

Weighted average number of shares outstanding:
  Basic                                                         31,492                             31,808
  Diluted                                                       31,494                             31,808


Income (loss) before income taxes                             $  2,976                          $ (33,263)
Depreciation and amortization (6)                               13,937                             14,514
Interest expense                                                18,617                             17,845
Other non-recurring charges (2)(4)(5)                             (386)                            25,650
Adjusted EBITDA                                                 35,144                             24,746




(1) In the fourth quarter of fiscal 2002, Adjusted EBITDA excludes $397 of restructuring income.
(2) In the fourth quarter and fiscal year 2001, Adjusted EBITDA excludes $8,947 of asset impairment, employee severance and other restructuring charges, $7,583 of deferred compensation charge relating to the retirement of an officer of the company, $4,031 of one-time inventory charges, $1,364 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at those facilities would cease, an additional $2,283 of other non-recurring inventory write-offs and $716 of other one-time charges.
(3) In the fourth quarter 2001 Adjusted EBITDA excludes $334 of non-cash income to reduce the compensation accrual due to the re-pricing of a majority of unexercised stock options.
(4) In the fiscal year 2002, Adjusted EBITDA excludes $397 of restructuring income, $350 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease and $339 of non-cash income to reduce the compensation accrual due to the re-pricing of a majority of unexercised stock options in fiscal 2001.
(5) In the fiscal year 2001, Adjusted EBITDA excludes $726 of non-cash charge for the repricing of a majority of unexercised stock options.
(6)      Excludes amortization of debt discounts and deferred financing costs.


                                      ###

Contact:  Michael Giordano (908) 604-8686,
          investorrelations@fedders.com